EXHIBIT 16.1


                             Barry L. Friedman, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                        OFFICE  (702) 361-8414
LAS VEGAS, NEVADA 89123                                  FAX NO. (702) 896-0278


                         Consent of Independent Auditors


The Board of Directors
Ableauctions.com, Inc.
(formerly J.B. Financial Services, Inc.)
1963 Lougheed Highway
Coquitlam, British Columbia
Canada  V3K 3T8

United States Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We have reviewed the Form 10-SB registration statement (the "Form 10-SB") filed by Ableauctions.com, Inc. (formerly J.B. Financial Services, Inc.) (the "Company"), and agree with the statements disclosed by the Company under Item
14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

We consent to the use of our report included herein and to the reference to our firm in this registration statement on Form 10-SB.


                                /s/ Barry L. Friedman                   12/28/99
                                --------------------------------        -------
                                Barry L. Friedman, P.C.                   Date
                                Las Vegas, Nevada